                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          UNIVERSAL FOREST PRODUCTS
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                          UNIVERSAL FOREST PRODUCTS
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

UNIVERSAL FOREST PRODUCTS, INC.
NOTICE OF ANNUAL MEETING

UNIVERSAL FOREST PRODUCTS, INC. 2801 East Beltline NE  Grand Rapids, Michigan
49525

March 16, 1998

The Annual Meeting of Shareholders of Universal Forest Products, Inc. will be held in the Continental Ballroom at the Amway Grand Plaza Hotel, 187 Monroe NW, Grand Rapids, Michigan, on Wednesday, April 22, 1998, at 8:30 a.m. local time (registration begins at 8:00 a.m.) for the following purposes:

(1) Election of two directors for three-year terms expiring in 2001.

(2) The transaction of such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 1, 1998, are entitled to notice of, and to vote at the meeting.

A copy of the Annual Report to Shareholders for the year ended December 27, 1997, is being mailed to you concurrently with this Notice.

By Order of the Board of Directors

Matthew J. Missad, Secretary

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING,
PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

ANNUAL MEETING OF SHAREHOLDERS

UNIVERSAL FOREST PRODUCTS, INC. 2801 East Beltline NE  Grand Rapids, Michigan
49525

March 16, 1998

PROXY STATEMENT

SOLICITATION OF PROXIES. This Proxy Statement and the enclosed Proxy are being furnished to holders of Common Stock, no par value, of Universal Forest Products, Inc. (the "Company"), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Shareholders to be held on April 22, 1998, and at any adjournment of that meeting. The annual meeting will be held in the Continental Ballroom of the Amway Grand Plaza Hotel, 187 Monroe NW, Grand Rapids, Michigan, at 8:30 a.m. local time. Registration for the meeting begins at 8:00 a.m.

If a Proxy in the enclosed form is properly executed and returned to the Company, the shares represented by the Proxy will be voted at the annual meeting and at any adjournment thereof. If a shareholder specifies a choice, the Proxy will be voted as specified. If no choice is specified, the shares represented by the Proxy will be voted for the election of all nominees named in the Proxy Statement, and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting. A Proxy may be revoked at any time before it is exercised by written notice delivered to the Secretary of the Company, executing a subsequent Proxy or attending the annual meeting and voting in person.

The cost of the solicitation of Proxies will be borne by the Company. In addition to the use of the mails, Proxies may be solicited personally or by telephone or facsimile by regular employees of the Company without additional compensation. The Company does not intend to pay any compensation for the solicitation of Proxies, except that brokers, nominees, custodians, and other fiduciaries will be reimbursed by the Company for their expenses in connection with sending proxy materials to beneficial owners and obtaining their Proxies.

VOTING SECURITIES. Holders of record of Common Stock at the close of business on the record date for the annual meeting, March 1, 1998, will be entitled to vote at the annual meeting. As of March 1, 1998, there were 17,576,822 shares of Common Stock outstanding. Shareholders are entitled to one vote for each share of Common Stock registered in their names at the close of business on March 1, 1998. Votes cast at the meeting or submitted by Proxy will be counted by inspectors of the meeting who will be appointed by the Company.

ELECTION OF DIRECTORS. The Company's Articles of Incorporation provide that the Board of Directors, which consists of seven members, shall be divided into three classes, as equal in number as possible, with the classes to hold office for staggered terms of three years each. In accordance with the recommendation of the Nominating Committee, the Board of Directors has nominated incumbent directors William G. Currie and Philip M. Novell for re-election as directors for three-year terms expiring at the 2001 annual meeting.

Unless otherwise directed by a shareholder's Proxy, the persons named as proxy holders in the accompanying Proxy will vote for the above-named nominees. If a nominee is not available for election as a director at the time of the annual meeting (a situation which is not now anticipated), the Board of Directors may designate a substitute nominee, in which case the accompanying Proxy will be voted for the substituted nominee.

A vote of the shareholders holding a plurality of the shares present in person or represented by proxy is required to elect directors. Accordingly, the two individuals who receive the greatest number of votes cast at the meeting will be elected as directors. For purposes of counting votes on the election of directors, abstentions, broker non-votes, and shares otherwise withheld from voting will not be counted as shares voted, and will not have a bearing on the outcome of the election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL PERSONS NOMINATED BY THE BOARD.

The following table provides certain biographical information for each person who is nominated for election as a director at the annual meeting and for each person who is continuing as an incumbent director.
 ................................................................................

      NAMES, (AGES), POSITIONS AND BACKGROUNDS OF
                 DIRECTORS AND NOMINEES                            SERVICE AS A DIRECTOR
      -------------------------------------------                  ---------------------
Nominees for Terms Expiring in 2001
WILLIAM G. CURRIE (50) is the President and Chief             Director since 1978.
Executive Officer of the Company. He joined the Company
in 1971, serving as a Salesman, General Manager, Vice
President, and Executive Vice President from 1971 to
1983. From 1983 to 1990, Mr. Currie was President of
Universal Forest Products, Inc. and since 1989 has been
the Chief Executive Officer of the Company.

PHILIP M. NOVELL (59) has been General Sales Manager for      Director since 1993.
the Ford Division of Ford Motor Company since 1989.           Member of Audit Committee.
Prior to that time, he was the Ford Division's General
Marketing Manager. Mr. Novell also serves on the Board
of Directors of the Detroit Visitors Council.

      NAMES, (AGES), POSITIONS AND BACKGROUNDS OF
                 DIRECTORS AND NOMINEES                            SERVICE AS A DIRECTOR
      -------------------------------------------                  ---------------------
Incumbent Directors -- Terms Expiring in 2000
PETER F. SECCHIA (60) joined the Company in 1962, and         Director since 1967.
has been the Chairman of the Board since January of           Chairman of Nominating
1993. From 1971 until 1989, Mr. Secchia was the               Committee.
President, Chief Executive Officer, and Chairman of the
Company. From 1989 until January of 1993, Mr. Secchia
served as U.S. Ambassador to Italy. Mr. Secchia also
serves as a director of Old Kent Financial Corporation.
RICHARD M. DEVOS (72) is a Co-founder and Former              Director since 1993.
President of Amway Corporation, and its affiliates, in        Member of Compensation
Ada, Michigan, and principal owner of RDV Sports, Inc.        Committee.
JOHN W. GARSIDE (58) is the President and Treasurer of        Director since 1993.
Woodruff Coal Company, Kalamazoo, Michigan. Mr. Garside       Chairman of Compensation
also serves as a Director of Arcadia Bank and Trust           Committee.
Company, and a Director of PRAB, Inc.
Incumbent Directors -- Terms Expiring in 1999
LOUIS A. SMITH (58) is a Partner in the law firm of           Director since 1993.
Smith and Johnson, Attorneys, P.C., of Traverse City,         Chairman of Audit Committee.
Michigan. Mr. Smith also serves as a director of Empire
National Bank, and as a Trustee for the Interlochen
Center for the Arts.
JOHN C. CANEPA (67) is a Consulting Principal for Crowe       Director since 1996.
Chizek and Company, LLP, of Grand Rapids, Michigan. Mr.       Member of Compensation
Canepa retired as Chairman of the Board of Old Kent           Committee.
Financial Corporation on November 1, 1995, with whom he
had been affiliated since its formation in 1972. Mr.
Canepa also serves on the boards of Thorn Apple Valley,
Inc. and Foremost Corporation of America.

 ...............................................................................

The Board of Directors has an Audit Committee that recommends to the Board of Directors the selection of independent accountants; approves the nature and scope of services to be performed by the independent accountants and reviews the range of fees for such services; confers with the independent accountants and reviews the results of the annual audit; reviews with the independent accountants the Company's internal auditing, accounting and financial controls; and reviews policies and practices regarding compliance with laws and conflicts of interest. During 1997, the Audit Committee held two formal meetings.

The Board of Directors has a Nominating Committee that is responsible for recommending to the Board suitable candidates for nomination for positions on the Board of Directors and committees of the Board of Directors. During 1997, the Nominating Committee held one meeting. The Nominating Committee will consider nominees recommended by shareholders, provided that any recommendations are submitted in writing to the Chairman of the Nominating Committee at the address of the Company, on or before the 30th day preceding the date of the annual meeting, including a description of the proposed nominee, his or her consent to serve as a director, and other information regarding the proposed nominee as would be required to be included in a proxy statement filed under the Exchange Act.

The Board of Directors has a Compensation Committee that is responsible for reviewing and recommending to the Board of Directors the timing and amount of compensation for key employees, including salaries, bonuses, and other benefits. The Compensation Committee also is responsible for administering the Company's stock option and other equity-based incentive plans, recommending retainer and attendance fees for non-employee directors, reviewing compensation plans and awards as they relate to key employees, and administering the Company's retirement plans. During 1997, the Compensation Committee held two meetings.

During the Company's last fiscal year, there were four regular meetings of the Board of Directors, and the Board took action by unanimous written consent on two occasions. Each of the directors, except Mr. DeVos who had major heart transplant surgery, attended 75% or more of the aggregate number of meetings of the Board of Directors and meetings of committees on which they were eligible to attend.

COMPENSATION OF DIRECTORS. Directors who are also employees of the Company receive no annual retainer and are not compensated for attendance at Board or committee meetings. Directors who are not employees of the Company receive a $10,000.00 annual retainer fee, plus $500.00 for attendance at each regular and special meeting of the Board of Directors and each committee meeting held on a day other than the day of a Board meeting. Directors receive no compensation for attendance at a committee meeting held on the day of a Board meeting.

Beginning in 1997, the Company instituted a Directors' Stock Grant Program. In lieu of a cash increase in the amount of the Directors' fees, each outside Director is granted 100 shares of stock for each Board meeting attended, up to a maximum of 400 shares per year. These shares will be issued from the authorized but unissued shares of the Company.

Each outside Director has the opportunity to participate in the Director Retainer Stock Plan. The Director Retainer Stock Plan, approved by shareholders in April 1994, provides that each Director may elect to receive Company stock, on a deferred basis, in lieu of cash compensation for such Director's retainer and meeting fees. In addition, Directors receive reimbursement of ordinary and necessary expenses to attend meetings. The Chairmen of the Audit, Compensation, and Nominating Committees do not receive additional compensation.

OWNERSHIP OF COMMON STOCK. The following table sets forth information as to each shareholder known to the Company to have been the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock as of March 1, 1998:

 ................................................................................

                 NAME AND ADDRESS OF                   AMOUNT AND NATURE OF           PERCENT
                  BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP(1)       OF CLASS(2)
                 -------------------                  -----------------------       -----------
Peter F. Secchia                                                 3,972,219(3)             22.6%
2801 East Beltline NE
Grand Rapids, MI 49525

William G. Currie                                                  885,097(4)              5.0%
2801 East Beltline NE
Grand Rapids, MI 49525

 ................................................................................

(1) Except as otherwise indicated by footnote, each named person has sole voting and investment power with respect to the shares indicated.

(2) Shares outstanding for this calculation include 13,401 shares which are subject to issuance under the Director Retainer Stock Plan, and 7,080 shares which are subject to issuance under a Deferred Compensation Plan.

(3) Includes 50,000 shares owned by Mr. Secchia's wife. Includes 363,892 shares held by a Grantor Retained Annuity Trust of which Mr. Secchia is the beneficiary. Includes 365,213 shares held by a family Limited Liability Company of which Mr. Secchia is a member. Includes 1,200,000 shares held by a family limited partnership of which Mr. Secchia is a partner. Also includes 100,000 shares held by a family foundation.

(4) Includes 349,332 shares held by partnerships of which Mr. Currie is a general partner. The Partnership Agreements provide that Mr. Currie has the authority to vote all of the shares held by the partnership. Each partner is deemed to have beneficial ownership of all the shares held by these partnerships. Excludes shares held by the Company's Profit Sharing Trust, except for 91,770 shares allocated to Mr. Currie's account. Mr. Currie, as a Trustee, disclaims beneficial ownership of all other shares held by the Trust.

SECURITIES OWNERSHIP OF MANAGEMENT. The following table contains information with respect to ownership of the Company's Common Stock by all directors, nominees for election as director, executive officers named in the tables under the caption "Executive Compensation," and all executive officers and directors as a group. The information in this table was furnished by the

Company's officers, directors, and nominees for election of directors, and represents the Company's understanding of circumstances in existence as of March 1, 1998.

 ................................................................................

                                                       AMOUNT AND NATURE OF           PERCENT
             NAME OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP(1)       OF CLASS(2)
             ------------------------                 -----------------------       -----------
Peter F. Secchia                                                 3,972,219(3)             22.6%
William G. Currie                                                  885,097(4)(5)           5.0%
Michael B. Glenn                                                   482,272(4)              2.7%
James H. Ward                                                      403,732(4)              2.3%
Robert K. Hill                                                     342,583(4)              1.9%
Richard M. DeVos                                                    25,000                    *
John W. Garside                                                     23,550                    *
Louis A. Smith                                                      16,541(6)                 *
John C. Canepa                                                       9,152(6)                 *
Philip M. Novell                                                     7,008(6)                 *
All directors and executive officers as a group
  (14 persons)                                                   5,480,781(4)(6)          31.2%

 ................................................................................

 *  Less than one percent (1%).

(1) Except as otherwise indicated by footnote, each named person has sole voting and investment power with respect to the shares indicated.

(2) Shares outstanding for this calculation include 13,401 shares which are subject to issuance under the Director Retainer Stock Plan, and 7,080 shares which are subject to issuance under a Deferred Compensation Plan.

(3) Includes 50,000 shares owned by Mr. Secchia's wife. Includes 363,892 shares held by a Grantor Retained Annuity Trust of which Mr. Secchia is the beneficiary. Includes 365,213 shares held by a family Limited Liability Company of which Mr. Secchia is a member. Includes 1,200,000 shares held by a family limited partnership of which Mr. Secchia is a partner. Also includes 100,000 shares held by a family foundation.

(4) Twenty-four current and former employees of the Company, including Messrs. Currie, Ward, Glenn, and Hill, along with other executive officers of the Company, are partners of a general partnership that owns 300,000 shares of the Company's Common Stock. The terms of this Partnership Agreement provide that Mr. Currie has the authority to vote all the shares held by the partnership. Each partner is deemed to have beneficial ownership of all the shares held by this partnership.

(5) Includes 49,332 shares held by a partnership of which Mr. Currie is a general partner. The Partnership Agreement provides that Mr. Currie has the authority to vote all of the shares held by the partnership. Each partner is deemed to have beneficial ownership of all the shares held by this partnership. Excludes shares held by the Company's Profit Sharing Trust, except for 91,770 shares allocated to Mr. Currie's account. Mr. Currie, as a Trustee, disclaims beneficial ownership of all other shares held by the Trust.

(6) Includes shares obtained through the Company's Director Retainer Stock Plan for Mr. Smith, Mr. Novell, and Mr. Canepa who hold 6,141 shares, 5,508 shares, and 1,752 shares through such plan, respectively.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE. The following Summary Compensation Table shows certain information concerning the compensation for the Chief Executive Officer and each of the Company's four most highly compensated executive officers for fiscal 1997, and their compensation for 1996 and 1995:

 ................................................................................

                                                            ANNUAL COMPENSATION             ALL OTHER
            PRINCIPAL POSITION              YEAR          SALARY          BONUS(1)       COMPENSATION(2)
            ------------------              ----          ------          --------       ---------------
Peter F. Secchia                            1997         $326,333        $350,000                $ 9,288
Chairman of the Board                       1996          320,750         400,000                 12,299
                                            1995          308,937         362,674                 14,273
William G. Currie                           1997          360,500         418,000                  9,288
Chief Executive Officer                     1996          345,751         450,000                 12,367
and Director                                1995          333,937         387,674                 14,275
James H. Ward                               1997          201,791         239,251                  9,288
President                                   1996          193,166         268,814                 12,367
Universal Forest Products                   1995          183,250         211,934                 14,275
Eastern Division
Michael B. Glenn                            1997          194,333         474,981                  9,288
President                                   1996          186,000         469,111                 12,367
Universal Forest Products                   1995          173,750         263,630                 14,275
Western Division
Robert K. Hill                              1997          178,958         254,927                  9,288
Senior Vice President                       1996          166,875          73,469                 11,681
Universal Forest Products                   1995          158,500          59,701                 14,275
Western Division

 ................................................................................

(1) Includes annual bonus payments under a performance-based bonus plan tied to the Company's cost of capital, which covers substantially all salaried employees. The bonus amounts herein represent the amounts earned in each respective year, which are paid in the subsequent year.

(2) The amounts set forth in this column represent Company contributions to the Company's Profit Sharing and 401(k) Plan. Subject to certain age and service requirements, all employees of the Company and its subsidiaries are eligible to participate in the Plan.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES. The following table sets forth information regarding the number and value of exercised and unexercised options held by the named officers at December 27, 1997. Messrs. Currie and Secchia exercised options to purchase 125,000 and 12,500 shares, respectively, during the last fiscal year.

 ................................................................................

                                                        NUMBER OF SECURITIES
                        SHARES                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                       ACQUIRED                              OPTIONS AT               IN-THE-MONEY OPTIONS
                          ON            VALUE           DECEMBER 27, 1997(#)       AT DECEMBER 27, 1997($)(2)
      EXECUTIVE       EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
      ---------       -----------   --------------   -----------   -------------   -----------   -------------
Peter F. Secchia         12,500         $  115,625             0          62,500            $0      $  543,750
William G. Currie       125,000          1,317,755             0         125,000             0       1,087,500
James H. Ward                 0                  0             0          45,000             0         355,000
Michael B. Glenn              0                  0             0          45,000             0         355,000
Robert K. Hill                0                  0             0          45,000             0         355,000

 ................................................................................

(1) Represents aggregate value of the closing market price of the Company's stock as of the date on which the options were exercised, less the exercise price.

(2) Values based on the difference between the closing market price of the Company's stock as of December 27, 1997 and the exercise price of the options.

COMPENSATION COMMITTEE REPORT. The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

     During 1997, the Company maintained its compensation program in accordance with the Compensation Committee's goals. Its compensation policies and plans are designed to align the financial interests of its officers and key executives with those of its shareholders. The focus of the Committee has been to tie executive compensation to the creation of shareholder value, both short and long term.

     The Committee believes executives should be rewarded for achieving Company objectives, with a major emphasis on providing a return on investment in excess of the Company's cost of capital. By increasing the Company's return on investment, the value of the Company is dramatically increased, and each shareholder will benefit. In addition, a major initiative for 1997 was profitable sales growth and increasing market share in the Company's core markets. With these objectives in mind, the Committee has determined that the following combination of base salary, bonus and benefits will best motivate Company executives to increase shareholder value.

     Base Salaries. Annual base salaries are based on past and present corporate and individual performance, with reference to base salary data of similar-sized corporations and industry competitors so such salaries are generally competitive in the market place.

     The Committee has complete discretion in determining base salary amounts (including the grant and amount of any annual discretionary incentive payments or stock option awards), regardless of whether corporate or individual performance goals are achieved. The Committee exercised its complete discretion in setting base salaries for 1997.

     Each year the Committee reviews, with the Chief Executive Officer, and approves, with such modifications as it may deem appropriate, an annual salary plan for the ensuing February 1 to January 31, based on current available survey data, cost of living factors, and performance judgments as to the past and expected future contributions of the individual officers.

     Incentive Compensation. The Company relies heavily on annual discretionary incentive compensation to attract and retain Company officers and other key employees of outstanding abilities, and to motivate them to perform to the full extent of their abilities. Fiscal 1997 was the third and final year of the phase-in of the Company's incentive compensation system which focuses on the Company's modified calculation of Return on Investment (ROI). For Messrs. Ward, Glenn, and Hill, 1997 bonuses are based entirely on the ROI of their respective operations. For Messrs. Currie and Secchia, incentive compensation is based entirely on the ROI of the Company as a whole.

     In setting incentive compensation for Messrs. Currie and Secchia for 1997, the Committee considered management's success in improving top line sales growth and expanding into new markets consistent with the Company's strategic objectives.

     Chief Executive. The Committee annually reviews and establishes the discretionary component of the base salary of the Chief Executive Officer. His salary is based on comparable compensation data, the Committee's assessment of his past performance and its expectation as to his future contributions in leading the Company and its businesses. The Chief Executive Officer's base salary fell within the middle-range of the salaries of comparable executives. The Committee has complete discretion in setting base salary for Mr. Currie (who does not have an employment agreement with the Company).

     In determining the Chief Executive Officer's incentive bonus amount for 1997, the Committee used the incentive bonus plan established by the Committee. The plan, based on the ROI for the entire Company, considered its evaluation of the Company's performance, both on an absolute basis and relative to the performance of similar companies in similar industries. The Chief Executive Officer's bonus for 1997 reflects the Committee's assessment of the Company's overall performance, including record net sales achieved in 1997. The decrease in his bonus, relative to 1996, reflects the fact that the Company's 1997 ROI was slightly below the 1996 ROI.

     Changes For 1998. For fiscal 1998, the Company continues to modify its incentive compensation system based on the Company's ROI. By basing the individual's incentive compensation on the ROI generated by the profit center, the individual is rewarded for properly managing assets, increasing cash flow, and obtaining higher net margins. To encourage greater emphasis on total Company performance, the Company has established both regional and Company goals which the participant must meet to achieve the full bonus level. The full bonus amount is based 100% on the ROI achieved, and is subject to downward adjustment by up to 20% if the Company and regional goals are not achieved. A discretionary bonus component will be available for operations which have not yet hit the ROI target, but which demonstrate improvement over the previous year.

     For the Chief Executive and other named officers, incentive compensation will be paid as provided in the incentive compensation plan, as approved by the Committee. Financial, strategic, management, and individual performance are also considered in establishing compensation packages. Financial goals for 1998 include increased net earnings, sales, and ROI. Strategic performance principally consists of such factors as increasing market share of value-added products, expansion into new markets, such as residential and commercial truss manufacturing, industrial products, new product development, and initiatives designed to achieve the lowest cost of production. Management performance criteria include productivity and quality improvement, management development, increasing shareholder value, environmental management, and control of casualty losses. No specific weighting is given to any factor.

     The Company continues to review the One Million Dollar ($1,000,000.00) limitation on compensation deductions set forth in sec.162(m) of the Internal Revenue Code in order to determine what action, if any, the Company will take. No action is proposed at the present time. As a result of stock option exercises from previously granted non-qualified options, the CEO's total compensation exceeded the one million dollar limitation in 1997, but since the option grant preceded the requirements of sec.162(m), the Compensation is fully deductible for tax purposes.

This report has been furnished by the members of the Board of Directors' Compensation Committee.

John W. Garside, Chairman
John C. Canepa
Richard M. DeVos

The report of the Compensation Committee shall not be deemed incorporated by reference in any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK PERFORMANCE GRAPH. The following graph depicts the cumulative total return on the Company's common stock compared to the cumulative total return on the indices for The NASDAQ Stock Market(SM) (all U.S. companies) and a forest industry peer group selected by the Company. The graph assumes an investment of $100.00 on November 10, 1993, the first day of public trading of the Company's stock, and reinvestment of dividends in all cases.
 ................................................................................


                                   12/24/92  12/27/93  12/27/94  12/27/95  12/27/96  12/26/97
  Universal Forest Products, Inc.               128.3      81.2     127.5     178.8     176.2
  NASDAQ Stock Market (US
  Companies)                           85.8      98.0      97.2     138.0     170.5     201.1
  Self-Determined Peer Group           83.4     106.5      94.4     101.4     110.2     113.6

The companies included in the self-determined forest industry peer group are as follows:

ABT Building Products Corp.                                 Armstrong World Industries, Inc.
Georgia Pacific Corp.                                       Louisiana Pacific Corp.
Morgan Products Ltd.                                        Nortek, Inc. (acquired PlyGem
Triangle Pacific Corp.                                      Industries, Inc.)
                                                            Weyerhaeuser Company

The returns of each company included in the self-determined peer group are weighted according to each respective company's stock market capitalization at the beginning of each period presented in the graph above.

NOTES:
  A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
  B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
  C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
  D.  The index level for all series was set to $100.0 on 11/10/93.
 ................................................................................

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Exchange Act requires directors, executive officers and greater than 10% beneficial owners to file reports of ownership and changes in ownership of shares of Common Stock with the Securities and Exchange Commission, and applicable regulations require them to furnish the Company with copies of all
Section 16(a) reports they file. Based solely upon review of the copies of such reports furnished to the Company, or written representations that no such reports were required, all Section 16(a) filing requirements applicable to the reporting persons were complied with, except for Mr. Garside and Mr. Ward who each filed one late Form 4 report covering one transaction each.

INDEPENDENT PUBLIC ACCOUNTANTS. Deloitte & Touche LLP, certified public accountants, have audited the financial statements of the Company and its subsidiaries for the fiscal year ended December 27, 1997, and management intends to recommend the reappointment of the firm of Deloitte & Touche LLP as independent auditors of the Company for the current fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have an opportunity to make a statement and are expected to be able to respond to appropriate questions from the shareholders.

AVAILABILITY OF FORM 10-K. Shares of the Company's stock are traded under the symbol UFPI on The NASDAQ Stock Market(SM). The Company's 10-K Report filed with the Securities and Exchange Commission will be provided free of charge to any shareholder upon written request. For more information, contact the Investor Relations Department, 2801 East Beltline NE, Grand Rapids, Michigan 49525.

SHAREHOLDER PROPOSALS. Shareholder proposals intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company no later than November 16, 1998, to be considered for inclusion in the proxy materials relating to that meeting. Proposals of shareholders should be addressed to the attention of Secretary, 2801 East Beltline NE, Grand Rapids, Michigan 49525.

By Order of the Board of Directors,

Matthew J. Missad, Secretary

March 16, 1998

                       UNIVERSAL FOREST PRODUCTS, INC.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Peter F. Secchia and Matthew J. Missad as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Universal Forest Products, Inc. held of record by the undersigned on March 1, 1998 at the Annual Meeting of Shareholders to be held April 22, 1998, and at any adjournment thereof.


                        (To be Signed on Reverse Side)

/X/ Please mark your
    votes as in this
    example using
     dark ink only.



                               FOR  WITHHELD
1. Directors to be             / /    / /
   Elected by Holders
   of Common Stock

   (Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)


William G. Currie, Philip M. Novell


                                         This Proxy, when properly executed,
                                         will be voted in the manner directed
                                         herein by the undersigned shareholder.
                                         IF NO DIRECTION IS MADE, THIS PROXY
                                         WILL BE VOTED FOR ALL NOMINEES LISTED
                                         IN PROPOSAL 1.



_____________________________ Date ___________________, 1998 ___________________________________Date ___________________, 1998
         SIGNATURE                                              SIGNATURE IF HELD JOINTLY


NOTE: Please sign exactly as name appears hereon. When shares are given by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.